                                                                       Exhibit 8

                            FUND ACCOUNTING AGREEMENT

AGREEMENT made as of this 25th day of October, 2004 by and between Opus Investment Trust, a Massachusetts business trust having its principal place of business at 440 Lincoln Street, Worcester, Massachusetts 01653 (hereinafter called the "Fund") and The Bank of New York, a New York corporation authorized to do a banking business, having its principal place of business at One Wall Street, New York, New York 10286 (hereinafter called the "Bank").

                                   WITNESSETH:

In consideration of the mutual agreements herein contained, the Fund and the Bank hereby agree as follows:

     1. The Fund hereby appoints the Bank to perform the duties hereinafter set forth.

     2. The Bank hereby accepts appointment and agrees to perform the duties hereinafter set forth.

     3. Subject to the provisions of paragraphs 4 and 5 below, the Bank shall compute the net asset value per share of each Series of shares listed on
Schedule I hereto (the "Series") of the Fund and shall value the securities held by the Fund (the "Securities") at such times and dates and in the manner specified in the then currently effective Prospectus and Statement of Additional Information (the "Prospectus") of the Fund, except that notwithstanding any language in the Prospectus, in no event shall the Bank be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely for the Fund. In addition, the Bank shall provide daily dividend calculation and distribution services for any Series that is a money market fund, subject to approval and direction by the Fund.

     4. To the extent valuation of Securities or computation of a Series' net asset value as specified in the Fund's then currently effective Prospectus is at any time inconsistent with any applicable laws or regulations, the Fund shall immediately so notify the Bank in writing and thereafter shall either furnish the Bank at all appropriate times with the values of such Securities and each Series' net asset value, or subject to the prior approval of the Bank (which approval shall not be unreasonably withheld), instruct the Bank in writing to value Securities and compute each Series' net asset value in a manner which the Fund then represents in writing to be consistent with all applicable laws and regulations. The Fund may also from time to time, subject to the prior approval of the Bank, instruct the Bank in writing to compute the value of the Securities or a Series' net asset value in a manner other than as specified in paragraph 3 of this Agreement. By giving such instruction, the Fund shall be deemed to have represented that such instruction is consistent with all applicable laws and regulations and the then currently effective Prospectus of the Fund. The Fund shall have sole responsibility for determining the method of valuation of Securities and the method of computing each Series' net asset value.

     5. The Fund shall furnish the Bank with any and all instructions, explanations, information, specifications and documentation deemed necessary by the Bank in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund liabilities and expenses. The Bank shall not be required to include as Fund liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal, state, or foreign income taxes unless the Fund shall have specified to the Bank the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value. The Fund shall also furnish the Bank with bid, offer, or market values of Securities if the Bank notifies the Fund that same are not available to the Bank from a security pricing or similar service utilized, or subscribed to, by the Bank and approved by the Board of Trustees which the Bank in its judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time to time, the Fund also may furnish the Bank with bid, offer, or market values of Securities and instruct the Bank to use such information in its calculations hereunder. The Fund shall notify the Bank from time to time in writing of the securities pricing or similar services approved and authorized by the Fund's Board of Trustees with respect to the Fund which the Bank may use in connection with the services provided by the Bank to the Fund under this Agreement.

     6. The Bank shall promptly advise the Fund, the Fund's custodian, the Fund's transfer agent, and such other persons as the Fund and the Bank may mutually agree upon, of the net asset value of each Series upon completion of the computations required to be made by the Bank pursuant to this Agreement.

     7. The Bank shall, as agent for the Fund, maintain and keep current the books, accounts and other documents, if any, listed in Appendix A hereto and made a part hereof, as such Appendix A may be amended from time to time, and preserve any such books, accounts and other documents in accordance with the applicable provisions of Rule 31a-2 of the General Rules and Regulations under the Investment Company Act of 1940, as amended (the "Rules"). Such books, accounts and other documents shall be made available upon reasonable request for inspection by officers, employees and auditors of the Fund and the Securities and Exchange Commission during the Bank's normal business hours and otherwise treat as confidential all books, accounts and other documents relative to the Fund and its shareholders; except the Bank may disclose the same to its internal and external accountants, auditors and counsel as applicable, its regulators, and to any other person or entity when it is advised by its counsel that it could be liable for a failure to do so when requested to divulge such information by duly-constituted authorities or court process.

     8. All records maintained and preserved by the Bank pursuant to this Agreement which the Fund is required to maintain and preserve in accordance with the above-mentioned Rules shall be and remain the property of the Fund and shall be surrendered to the Fund promptly upon request in the form in which such records have been maintained and preserved. Upon reasonable request of the Fund, the Bank shall provide in hard copy or on micro-film, whichever the Bank shall elect, any records included in any such delivery which are maintained by the Bank on a computer disc, or are similarly maintained, and the Fund shall reimburse the Bank for its expenses of providing the same.

     9. The Bank, in performing the services required of it under the terms of this Agreement, shall be entitled to reasonably rely fully on the accuracy and validity of any and all instructions, explanations, information, specifications and documentation furnished to it by the Fund and shall have no duty or obligation to review the accuracy, validity or propriety of such instructions, explanations, information, specifications or documentation, including, without limitation, (i) evaluations of Securities; (ii) the amounts or formula for calculating the amounts and times of accrual of Fund liabilities and expenses; and (iii) the amounts receivable and the amounts payable on the sale or purchase of Securities. In the event the Bank's computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of Securities or other assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by the Bank which the Fund's Board of Trustees have approved and which the Bank in its judgment deems reliable, the Bank shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information, nor shall the Bank be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof. In the event that the Bank receives any document, information, direction, instruction, either written or oral, which includes an error or discrepancy, the Bank shall endeavor to notify the relevant Fund of the same, but the Bank shall incur no liability whatsoever for not providing such notice or for not discovering or identifying such error or discrepancy, whether or not such failure to discover, identify or give notice is contrary to the Bank's standard of care, it being agreed by the Fund and the Bank that the responsibility and liability for the same is solely that of the person or entity producing the discrepancy or error and the Bank is assuming no duty or obligation with respect to such errors or discrepancies.

     10. The Bank shall not be required to inquire into any valuation of Securities or other assets by the Fund or any third party described in preceding paragraph 9 hereof, even though the Bank in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

     11. The Bank, in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to the Fund is or will be actually paid, but will accrue such interest until otherwise instructed by the Fund.

     12. The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss, or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority or governmental actions. Nor shall the Bank be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than the Bank to supply any instructions, explanations, information, specifications or documentation reasonably deemed necessary by the Bank in the performance of its duties under this Agreement, except that if the Bank is not maintaining the back-up systems and disaster recovery capabilities required by its regulators it may not invoke this clause to excuse any delay or non-performance which would have been avoided if it were.

     13. No provision of this Agreement shall prevent the Bank from offering services similar or identical to those covered by this Agreement to any other corporations, associations or entities of any kind. Any and all operational procedures, techniques and devices developed by the Bank in connection with the performance of its duties and obligations under this Agreement, including those developed in conjunction with the Fund, shall be and remain the property of the Bank, and the Bank shall be free to employ such procedures, techniques and devices in connection with the performance of any other contract with any other person whether or not such contract is similar or identical to this Agreement.

     14. The Bank may, with respect to questions of law, apply to and obtain the advice and opinion of counsel to the Fund or its own counsel and shall be entitled to rely on the advice or opinion of such counsel. The costs of any such advice or opinion shall be borne by the Bank unless the Fund and the Bank otherwise agree.

     15. The Bank shall be entitled to rely upon any oral instructions received by the Bank and reasonably believed by the Bank to be given by or on behalf of the Fund, even if the Bank subsequently receives written instructions contradicting such oral instructions. The books and records of the Bank with respect to the content of any oral instruction shall be binding and conclusive. The Bank will promptly notify a duly authorized representative of the Fund of any contradictory instructions it receives.

     16. Notwithstanding any other provision contained in this Agreement, the Bank shall have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to, the Fund; (b) the taxable nature or effect on the Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by the Fund to its shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund making or not making any distribution or dividend payment, or any election with respect thereto.

     17. The Bank shall not be liable for any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, resulting from, arising out of, or in connection with its performance hereunder, including its actions or omissions, or errors, unless such loss, damage or expense arises out of the negligence or willful misconduct of the Bank. In no event shall the Bank be liable to the Company or any third party for special, indirect, or consequential damages, or for lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

     18. Without limiting the generality of the foregoing, the Fund shall indemnify the Bank against and save the Bank harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

          (a) Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Bank by any third party described in preceding paragraph 9 hereof or by or on behalf of the Fund;

          (b) Action or inaction taken or omitted to be taken by the Bank pursuant to written or oral instructions of the Fund or otherwise without negligence or willful misconduct;

          (c) Any action taken or omitted to be taken by the Bank in good faith in accordance with the advice or opinion of counsel for the Fund or its own counsel;

          (d) Any improper use by the Fund or its agents, distributor or investment advisor of any valuations or computations supplied by the Bank pursuant to this Agreement;

          (e) The method of valuation of the Securities and the method of computing each Series' net asset value; or

          (f) Any valuations of Securities or net asset value provided by the Fund.

     19. In consideration for all of the services to be performed by the Bank as set forth herein the Bank shall be entitled to receive reimbursement for all out-of-pocket expenses and such compensation as may be agreed upon in writing from time to time between the Bank and the Fund and attached as a schedule hereto.

     20. Attached hereto as Appendix B is a list of persons duly authorized by the Fund's Agreement and Declaration of Trust and By-Laws to execute this Agreement and give any written or oral instructions, or written or oral specifications, by or on behalf of the Fund. From time to time the Fund may deliver a new Appendix B to add or delete any person and the Bank shall be entitled to rely on the last Appendix B actually received by the Bank.

     21. The Fund represents and warrants to the Bank that it has all requisite power to execute and deliver this Agreement, to give any written or oral instructions contemplated hereby, and to perform the actions or obligations contemplated to be performed by it hereunder, and has taken all necessary action to authorize such execution, delivery, and performance.

     22. This Agreement shall not be assignable by the Fund without the prior written consent of the Bank, or by the Bank without the prior written consent of the Fund.

     23. Either of the parties hereto may terminate this Agreement by giving the other party a notice in writing specifying the date of such termination, which shall not be less than ninety (90) days after the date of giving of such notice. Upon the date set forth in such notice, the Bank shall deliver to the Fund all records then the property of the Fund and, upon such delivery, the Bank shall be relieved of all duties and responsibilities under this Agreement.

     24. This Agreement may not be amended or modified in any manner except by written agreement executed on behalf of both parties hereto.

     25. This Agreement is executed in the State of New York and all laws and rules of construction of the State of New York (other than those relating to choice of laws) shall govern the rights, duties and obligations of the parties hereto. The Fund and the Bank hereby consent to the exclusive jurisdiction of a state or federal courts situated in New

York City, New York in connection with any dispute arising hereunder. The Fund hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such preceding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient form. The Fund and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

     26. The performance and provisions of this Agreement are intended to benefit only the Bank and the Fund, and no rights shall be granted to any other person by virtue of this Agreement.

     27. A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        OPUS INVESTMENT TRUST


                                        By: /s/ John P. Kavanaugh
                                            --------------------------------


                                        THE BANK OF NEW YORK


                                        By: /s/ Edward G. McGann
                                            --------------------------------
                                            Edward G McGann
                                            Managing Director

                     APPENDIX A TO FUND ACCOUNTING AGREEMENT

                                     BETWEEN

                              THE BANK OF NEW YORK

                                       AND

                              OPUS INVESTMENT TRUST

I. The Bank of New York (the "Bank"), as agent for Opus Investment Trust (the "Fund"), shall maintain the following records on a daily basis for each Series.

          Report of priced portfolio securities

          Statement of net asset value per share

II. The Bank shall maintain the following records on a monthly basis for each
Series:

          General Ledger

          General Journal

          Cash Receipts Journal

          Cash Disbursements Journal

          Subscriptions Journal

          Redemptions Journal

          Accounts Receivable Reports

          Accounts Payable Reports

          Open Subscriptions/Redemption Reports

          Transaction (Securities) Journal

          Broker Net Trades Reports

III. The Bank shall prepare a Holdings Ledger on a quarterly basis, and a Buy-Sell Ledger (Broker's Ledger) on a semiannual basis for each Series.

The above reports may be printed according to any other required frequency to meet the requirements of the Internal Revenue Service, The Securities and Exchange Commission and the Fund's Auditors.

IV. For internal control purposes, the Bank uses the Account Journals produced by The Bank of New York Custody System to record daily settlements of the following for each Series:

          Securities bought

          Securities sold

          Interest received

          Dividends received

          Capital stock sold

          Capital stock redeemed

          Other income and expenses

All portfolio purchases for the Fund are recorded to reflect expected maturity value and total cost including any prepaid interest.

V. Tax Services

Preparation of tax returns in tandem with independent accountants, monitor IRC compliance, calculate distributions and year-end shareholder tax reporting information.

                                   APPENDIX B

I,                       , of Opus Investment Trust, a Massachusetts business
   ----------------------
trust (the "Fund"), do hereby certify that:

The following individuals serve in the following positions with the Fund, and each has been duly elected or appointed by the Board of Trustees of the Fund to each such position and qualified therefor in conformity with the Fund's Declaration of Trust and By-Laws, and the signatures set forth opposite their respective names are their true and correct signatures. Each such person is authorized to give written or oral instructions or written or oral specifications by or on behalf of the Fund to the Bank.

Name   Position   Signature

----   --------   ---------

                                   SCHEDULE I

                                     SERIES

                               Opus Cash Reserves

                        DOMESTIC CUSTODY, FUND ACCOUNTING
                             AND FUND ADMINISTRATION
                                FEE SCHEDULE FOR
                                OPUS CASH RESERVE
                                 October 7, 2004     [LOGO] THE BANK OF NEW YORK

--------------------------------------------------------------------------------

U.S. Safekeeping

0.50 basis point per annum on total gross adjusted assets.

Transaction Charges

$ 5.00* Book-Entry Settlements/Paydowns-DTC/FRB

$15.00 Physical Settlements, Options, Futures, and Other Derivatives

$40.00 Eurodollar C/D's

$ 7.50 For wires and checks not related to security transactions

* Subject to $10 surcharge for instructions not delivered in an electronic, STP manner

There is an annual minimum safekeeping fee of $10,000 per portfolio.

Fund Accounting - Daily NAV

1.50 basis points annually on the first $2 billion in total gross adjusted assets.

1.25 basis points on the excess over $2 billion.

Note: There is an additional fee for share classes in excess of 2.

There is an annual minimum Fund Accounting fee of $40,000 per portfolio.

Fund Administration Services - Bundled

2.0 basis points annually on the first $2 billion in total gross adjusted assets.

1.75 basis points on the excess over $2 billion.

There is an annual minimum Fund Administration fee of $55,000 per portfolio.

                        DOMESTIC CUSTODY, FUND ACCOUNTING
                             AND FUND ADMINISTRATION
                                FEE SCHEDULE FOR
                                OPUS CASH RESERVE
                                 October 7, 2004     [LOGO] THE BANK OF NEW YORK

--------------------------------------------------------------------------------

Corporate Governance

Provide Sarbanes-Oxley sub-certifications $750 per fund per annum

2004 Mutual Fund Accounting Security Pricing Fee Schedule

Monthly Pricing Base Charge per fund per annum: $500.00

Monthly Pricing Charge Schedule per Security, by Asset Type, by Vendor:

                 Asset Type                          Vendor(s)         Monthly
--------------------------------------------   ---------------------   -------
CMOs                                           Merrill Lynch            $46.20
International Dividends                        IDC                      $32.34
ARMs                                           Merrill Lynch            $23.10
Adjustable Rate, CMOs, High Yield Corporates   JJK                      $23.10
Variable Rates                                 MMD                      $23.10
International Bond Evaluation                  IDC                      $21.00
CMOs                                           IDC                      $16.80
Asset Backed, CMOs                             Muller                   $15.75
Foreign Fixed Income                           FRI                      $13.02
Munis                                          IDC, JJK, Muller         $11.55
Corps, Govt Bonds, Asset Backed, SBAs          Merrill Lynch            $11.55
Corporate/Government Bonds                     IDC, Muller              $10.50
International Equities, Money Market           IDC                      $10.50
MBS Bonds                                      Merrill Lynch, Muller    $10.50
Domestic Dividends                             Muller                   $10.50
MBS Factors                                    IDC, Muller              $ 9.45
Government                                     Merrill Lynch            $ 8.19
Treasury, Equity, MBS Bonds, Corporates        JJK                      $ 5.88
MBS                                            Merrill Lynch            $ 5.46
Domestic Equity                                IDC, Muller              $ 3.15
Canadian, Options/Futures (listed)             IDC                      $ 3.15

Charge for all manually obtained prices during the month: $5.00 each per occurrence

Note: The above mentioned fees are for calendar year 2004. The Bank of New York reserves the right to adjust the Mutual Fund Accounting Security Pricing Fee Schedule annually beginning with calendar year 2005. The above fees may be adjusted annually to reflect the cost of obtaining Security Prices from Pricing Vendors and inflation.

                        DOMESTIC CUSTODY, FUND ACCOUNTING
                             AND FUND ADMINISTRATION
                                FEE SCHEDULE FOR
                                OPUS CASH RESERVE
                                 October 7, 2004   [LOGO] THE BANK OF NEW YORK

--------------------------------------------------------------------------------

Out-of-Pocket

In addition to the above fee schedule, Out of Pocket Charges will be charged and include, but are not limited to:

     .    Securities pricing and broker quotes.
     .    Telephone and other transmittal charges.
     .    SAS 70 Report.
     .    Dual set of books for tracking tax amortization and accretion elections.
     .    Early cash availability.
     .    Apollo access.
     .    Special audits and pricing audits.
     .    Postage and insurance on physical transfer items.
     .    Federal Reserve charges.
     .    Global sub-custodian out-of-pocket charges.
     .    Duplicating charges.
     .    Legal, audit and other professional fees.
     . Travel and expenses for attendance at board, committee or any special meetings.
     . Preparation of custom reports (excludes annual and semi-annual reports).
     . Consultative services or other functions including fund reorganizations and special projects will be charged at a negotiated rate.
     . Custom electronic interfaces and/or programming beyond normal and customary system development associated with conversion and thereafter.

Earnings Credit on Balances/Interest on Overdrafts

Earnings credits are provided to each portfolio on 90% of the daily available balance in the domestic custodian account after reduction for Federal Reserve requirements, computed at the 90-day T- bill rate minus 25 bps on the day of the balance.

Overdrafts, excluding bank errors, will cause a reduction of earnings credits daily, computed at 2.0% above the Federal Funds rate on the day of the overdraft.

Credits and debits will be accumulated daily and offset monthly against the Bank's safekeeping custodian fees. To the extent a net debit is accumulated, each portfolio will be billed for the expense. To the extent a net earnings credit is generated, such excess earnings credit can be carried forward until calendar year end. Any credits remaining after that date will be forfeited.

                        DOMESTIC CUSTODY, FUND ACCOUNTING
                             AND FUND ADMINISTRATION
                                FEE SCHEDULE FOR
                                OPUS CASH RESERVE
                                 October 7, 2004     [LOGO] THE BANK OF NEW YORK

--------------------------------------------------------------------------------

Minimum Fee Waiver

To reflect our sincere desire to demonstrate our capabilities and to form a mutually beneficial partnership with Allmerica Financial, we will waive our minimum fees for the first six months of operation of the fund.

Billing Cycle

All fees will be billed on a monthly basis.

All of the information contained within this schedule is confidential and should not be made available to third parties prior to reference to The Bank of New York.

Agreed and accepted by:

        OPUS Cash Reserve                   The Bank of New York


By: (signature) John P. Kavanaugh   By: (signature) /s/ Edward G. McGann
                -----------------                   ----------------------------

Name: John P. Kavanaugh             Name: Edward G. McGann

Title: President                    Title: Managing Director

Date: October 7, 2004               Date: April 6, 2005